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                            STOCK PURCHASE AGREEMENT

                                     Between

                  GENERAL BUSINESS MACHINES CORPORATION ("GBM")

                                   ("Seller")

                                       And

                    CONVERGENCE COMMUNICATIONS, INC. ("CCI")

                                  ("Purchaser")

                     Dated As Of The 15th Of December, 1999

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



                                TABLE OF CONTENTS

RECITALS 2

TERMS AND CONDITIONS...........................................................3

ARTICLE I  DEFINITIONS.........................................................3
         1.1      Certain Definitions..........................................3
         1.2      Terms Generally.............................................11

ARTICLE II  THE TRANSACTIONS..................................................11
         2.1      Closing.....................................................11
         2.2      Sale And Purchase Of Shares.................................12
         2.3      Purchase Price..............................................12
         2.4      Payment of the Purchase Price...............................12
         2.5      Closing Obligations.........................................14
         2.6      Conditions to Closing Obligations...........................18
         2.7      Effects of Non-Closing......................................20

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF GBM............................21
         3.1      Organization and Good Standing..............................21
         3.2      Authority; No Breach or Default.............................21
         3.3      Capital Stock...............................................23
         3.4      Equity Interests............................................25
         3.5      No Undisclosed Liabilities..................................25
         3.6      Books and Records...........................................25
         3.7      GBnet Financial Statements..................................26
         3.8      No Material Adverse Effect..................................26
         3.9      Taxes.......................................................27
         3.10     Title to Properties; Encumbrances...........................27
         3.11     Permits.....................................................27
         3.12     Compliance with Applicable Laws.............................28
         3.13     No Litigation...............................................28
         3.14     Material Contracts..........................................29
         3.15     Business as Usual...........................................30
         3.16     Intellectual Property.......................................30
         3.17     Employees...................................................31
         3.18     Disclosures.................................................31
         3.19     Brokers or Finders..........................................32
         3.20     Year 2000 Compliance........................................32
         3.21     Related Party Transactions or Claims........................32
         3.22     Environmental Laws and Regulations..........................32
         3.23     Bankruptcy..................................................33
         3.24     Insurance...................................................33

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF CCI.............................33
         4.1      Organization and Good Standing..............................33
         4.2      Authority...................................................33
         4.3      Investment Representation...................................35
         4.4      Certain Proceedings.........................................35
         4.5      Brokers or Finders..........................................36
         4.6      CCI Financial Statements....................................36
         4.7      Litigation; Decrees.........................................36
         4.8      Undisclosed Liabilities.....................................36
         4.9      Absence of Changes or Events................................37
         4.10     Compliance with Applicable Laws.............................37
         4.11     Permits, Licenses and Authorizations........................37
         4.12     Disclosure..................................................38

ARTICLE V  AFFIRMATIVE COVENANTS..............................................38
         5.1      CCI's Affirmative Covenants.................................38
         5.2      GBM's Affirmative Covenants.................................40
         5.3      Further Assurances..........................................42

ARTICLE VI  NEGATIVE COVENANTS................................................42

ARTICLE VII  INDEMNIFICATION..................................................44
         7.1      Indemnification and Payment of Damages by GBM...............44
         7.2      Indemnification and Payment of Damages by CCI...............45
         7.3      Time Limitations............................................45
         7.4      Limitations on Amount.......................................46
         7.5      Procedure For Indemnification: Third Party Claims...........47
         7.6      Procedure for Indemnification: Other Claims.................49
         7.7      Payment of Indemnification..................................49

ARTICLE VIII  TERMINATION.....................................................49
         8.1      Termination Events..........................................49
         8.2      Effect of Termination.......................................50
         8.3      Survival of Certain Provisions..............................50

ARTICLE IX  GENERAL PROVISIONS................................................50
         9.1      Notices.....................................................50
         9.2      Entire Agreement............................................52
         9.3      Covenants Against Unfair Competition........................53
         9.4      Survival of Representations, Warranties, and Covenants......55
         9.5      Assignment..................................................55
         9.6      No Third-Party Beneficiaries................................56
         9.7      Expenses....................................................56
         9.8      Applicable Law..............................................56
         9.9      Waivers; Amendments.........................................57
         9.10     Waiver of Jury Trial........................................57
         9.11     Severability................................................58
         9.12     Counterparts................................................58
         9.13     Headings....................................................58
         9.14     Conciliation of Disputes....................................58
         9.15     Jurisdiction; Consent to Service of Process.................59
         9.16     Confidentiality; Publicity..................................61
         9.17     Consequential Damages.......................................61
         9.18     Time Of Essence.............................................61

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (the "Agreement") is made as of the 15th day of December, 1999, by and between the following parties:

                     GENERAL BUSINESS MACHINES CORPORATION,
   an international business company organized and existing under the laws of the British Virgin Islands ("GBM"),
                            with business address at
                 GBM Building, Paseo Colon, San Jose, Costa Rica
               (hereinafter referred to as "GBM" or the "SELLER");

                                       And

                        CONVERGENCE COMMUNICATIONS, INC.
                    a corporation organized under the laws of
             the State of Nevada, United States of America ("CCI"),
                    having its principal place of business at
                102 West 500 South, Suite 320, Salt Lake City, UT
                                  84101, U.S.A.
               and Florida offices at 9050 Pines Blvd., Suite 480,
                        Pembroke Pines, FL 33204, U.S.A.
               (hereinafter referred to as "CCI" or "PURCHASER");

GBM AND CCI may, collectively, be referred to hereinafter, as the "Parties", and, individually, as a "Party".

                                    RECITALS

         WHEREAS, CCI is a provider of communications services in several Central and South American countries and is the holder, through its subsidiaries and affiliates in this region, of country-wide concessions for subscriber cable television, domestic and international public telephony, data transmission services, value added telecommunications services, and a variety of services for access and uses of the Internet; and

         WHEREAS, CCI has expertise in telecommunications and transmission of data, and it is committed to developing new, and enhancing its presently owned, wireless and fiber optic networks with the leading technology available in the market; and

         WHEREAS, GBM is the exclusive general distributor of IBM products and services in the countries of Belize, Guatemala, Honduras, El Salvador, Nicaragua, Costa Rica and Panama, as well as in the Dominican Republic and Haiti (the "Region"); and

         WHEREAS, GBM, as a complementary line of business, is also engaged in providing data networking services through its wholly owned subsidiary, GBnet Corporation, an international business company organized and existing under the laws of the British Virgin Islands ("GBnet"), to a wide base of customers in the countries of Guatemala, Honduras, El Salvador, Nicaragua, Costa Rica, Panama, and the Dominican Republic (the "GBnet Region"); and

         WHEREAS, CCI desires to purchase from GBM and GBM desires to sell to CCI all of the outstanding shares of capital stock of GBnet, subject to the terms and conditions of this Agreement and the "Ancillary Agreements" referred to herein; and

         WHEREAS, each of the Parties wishes to engage with the other Party in a mutually beneficial business relationship through the marketing to its own customers of the other Party's products and services; and, to that end, each of the Parties is willing to negotiate in good faith the terms and conditions of certain Supplementary Agreements, as such term is defined hereinafter.

         NOW, THEREFORE, in consideration of the above-mentioned premises and mutual promises herein made, and in consideration of the representation and covenants herein contained, the Parties agree as follows:

                              Terms and conditions

                             ARTICLE I. DEFINITIONS

1.01  Certain  Definitions.

In this Agreement, the following terms shall have the meanings specified below:

(1) "Agreement" shall mean this Stock Purchase Agreement, its exhibits and schedules.

(2) "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

(3) "Ancillary Agreements" shall mean the Promissory Notes and the Pledge Agreement, in the form attached hereto as Exhibits A and B, respectively.

(4) "Beneficial Owner", a Person shall be deemed the "beneficial owner" of, and shall be deemed to "beneficially own", any securities which such Person or any of its Affiliates (a) beneficially owns, directly or indirectly, (b) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of any right of conversion or exchange, warrant, option or otherwise or, (c) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such securities.

(5)  "CCI's  Financial  Statements"  shall have the meaning set forth in Section
     4.06 hereof.

(6) "Closing" shall mean the consummation of the Contemplated Transactions by the Parties.

(7)  "Closing Date" shall mean December 15, 1999.

(8) "Commercialization Agreement" means that certain agreement between the Parties, dated as of the Closing Date, in the form attached as Exhibit C hereto.

(9) "Confidential Information" shall have the same meaning as in the Non Disclosure and Confidentiality Agreement referred to in Section 9.16, hereof, copy of which is attached hereto as Exhibit 1.

(10) "Consolidated Annualized Cash Flow" shall mean the seasonably adjusted, by a mutually acceptable procedure, Consolidated Operating Cash flow of any Person for the most recently ended fiscal quarter multiplied by four (4).

(11) "Consolidated Cash Flow" shall mean the consolidated earnings of any Person before interest, taxes, depreciations and amortizations.

(12) "Consolidated Net Income" shall mean, for any period for which the amount thereof is to be determined, the Consolidated Net Income after income taxes of any Person for such period determined in accordance with GAAP but, in any event, not including in net income any of the following: (a) any extraordinary items, including, without limitation, any gain or loss attributable to the sale, conversation or other disposition of capital assets other than in the ordinary course of business (b) any gains resulting from the write-up of assets, (c) any proceeds of any life insurance policy, (d) a reversal of any reserve, except to the extend that provision for such reserve is made during such period, and (e) any other extraordinary or nonrecurring items of earnings of any such Person for such period.

(13) "Contemplated Transactions" shall mean all of the transactions contemplated by this Agreement, including:
     (a) the sale by GBM to CCI and the purchase by CCI from GBM of all of the GBnet Shares, on the terms and subject to the conditions of this Agreement; and
     (b)  entering into the Supplementary Agreements by CCI and GBM.

(14) "Control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

(15) "Deferred Portion" of the Purchase Price shall have the meaning set forth in Section 2.04(b) hereof.

(16) "Dollars" or "" or "USD" shall mean the lawful currency of the United States of America.

(17) "Employees to be Retained" shall have the meaning set forth in Section 3.17 hereof.

(18) "Equipment Purchase Agreement" shall mean that certain agreement between the Parties,hereto, dated as of the Closing Date, in the form attached hereto as Exhibit D (19) "Financial Statements" shall have the meaning set forth in Section 3.07 hereto.

(20) "First Note" shall have the meaning set forth in Section 2.04(b) hereof.

(21) "Fourth Note" shall have the meaning set forth in Section 2.04(b), hereof.

(22) "GAAP" shall mean United States generally accepted accounting principles, as published from time to time by the Financial Accounting Standards Board (as such principles are applied in the United States as of the date of the financial statement or other document with respect to which the term is used), consistently applied.

(23) "GBM Business" shall mean the distribution, sale and lease of computer products (hardware and software), and related products and services for which GBM has distribution or other rights in any and all of the countries within the Region.

(24) "GBnet" shall mean GBnet Corporation, an international business company organized and existing under the laws of the British Virgin Islands ("GBnet"), which is a wholly owned subsidiary of GBM.

(25) "GBnet Customers" shall have the meaning set forth in Schedule 3.14(b).

(26) "GBnet Region" shall have the meaning set forth in the fourth Recital hereof.

(27) "GBnet Shares" shall mean all of the shares of common stock of GBnet outstanding as of the date hereof.

(28) "GBnet Subsidiaries" shall mean the wholly owned subsidiaries of GBnet, as they exist as of the date hereof in the countries within the GBnet Region, whether fully incorporated or in the process of being incorporated, as set forth in Schedule 3.04 hereto.

(29) "Governmental Authority" shall mean any court, administrative agency or commission or other governmental body or instrumentality, domestic or foreign, of competent jurisdiction.

(30) "Governmental Authorization" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority.

(31) "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
     (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

(32) "Intellectual property" shall have the meaning set forth in Section 3.16 hereof.

(33) "Interim  Statements"  shall have the  meaning  set forth in  Section  3.07 hereof.

(34) "Lien" shall mean, with respect to any asset, (a) mortgage, deed of trust, lien, pledge, charge, security interest, easement, covenant, right of way, restriction, equity or encumbrance of any nature whatsoever in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

(35) "Mark" shall have the meaning set forth in Section 3.16.

(36) "Material Adverse Effect" shall mean (a) any change or effect that is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of CCI or GBnet, or (b) a material impairment to the ability of CCI or GBnet, to perform its respective obligations under this Agreement or any Ancillary Agreement, in each case as amended from time to time.

(37) "Material  Contracts"  shall have the  meaning  set forth in  Section  3.14 hereof.

(38) "Materiality" of any event, change or effect with respect to CCI or GBnet means that any such event, change or effect is material to the business, properties, assets, condition (financial or otherwise), or results of operations of CCI or the Network.

(39) "Network" shall mean GBnet together with the GBnet Subsidiaries.

(40) "Network Management Agreement" shall mean that certain operating agreement between the Parties, dated as of the Closing Date, in the form attached hereto as Exhibit E.

(41) "Permits" shall have the meaning set forth in Section 3.11 hereof.

(42) "Person" shall mean any individual, firm, corporation, limited liability company, partnership, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

(43) "Pledge Agreement" shall mean that Pledge Agreement dated as of the Closing Date, between CCI, GBnet and GBM, in the form attached hereto as Exhibit B.

(44) "Pledged Shares" shall have the meaning set forth in Section 2.04(b) hereto.

(45) "Pro-Forma Consolidated Debt Service" shall mean, at any time of determination, the sum (calculated without duplication on a consolidated basis) of (a) all payments of principal of Indebtedness (including any Indebtedness proposed to be incurred and excluding any Indebtedness proposed to be paid at such time) of any Person scheduled to be made during the period of twelve (12) calendar months beginning with such date of determination, plus (b) the amount of interest to be paid (assuming for such purpose that adjustable and floating interest rates remain at the rate in effect on such date) on Indebtedness (including any Indebtedness proposed to be incurred and excluding any Indebtedness proposed to be paid at such time) of any Person during such twelve (12) calendar month period.

(46) "Promissory Notes" shall mean four (4) Promissory Notes in the form attached hereto as Exhibit A, to be executed and delivered by CCI to GBIVI at the Closing dated as of the Closing Date, payable to GBM on the dates and for the amounts set forth in Section 2.04(b) hereof.

(47) "Region" shall have the meaning set forth in the third Recital hereof.

(48) "Second Note" shall have the meaning set forth in Section 2.04(b) hereof.

(49) "Shares" shall mean the GBnet Shares.

(50) "Subsidiaries' Stock" shall mean all of the outstanding shares of common stock of each and all of the GBnet Subsidiaries.

(51) "Subsidiary" shall mean, with respect to any Person, any other Person (a) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (b) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other Person is, now or hereafter, owned or controlled, directly or indirectly, by such Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

(52) "Supplementary Agreements" shall mean, collectively, the Commercialization Agreement, the Equipment Purchase Agreement and the Network Management
     Agreement, the terms and conditions of which have been negotiated by the Parties to their respective full satisfaction.

(53) "Tax" or "Taxes" shall mean all local and foreign taxes, assessments and other governmental charges, and levies including, without limitation, (a) taxes based upon or measured by gross receipts, income, profits, sales, use or occupation, and (b) value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with
     (c) all interest, penalties and additions imposed with respect to such amounts and (d) any obligations under any agreements or arrangements with any other Person with respect to such amounts.

(54) "Terminated Employees" shall have the meaning set forth in Section 3.17 hereof.

(55) "Third Note" shall have the meaning set forth in Section 2.04(b) hereof.

(56) "Total  Indebtedness" shall mean the sum of all Indebtedness of any Person,
     determined  on  a  consolidated   basis,  but  excluding  all  intercompany
     Indebtedness.

(57) "Transaction Documents" shall mean this Agreement, the Ancillary Agreements, the Supplementary Agreements, and any other agreements, instruments and documents required to be delivered hereunder in connection with the Contemplated Transactions.

(58) "U.S.A." or "U.S." shall mean the United States of America.

1.02.  Terms Generally.

The definitions in Section 1.01, above, shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Sections, Paragraphs, Exhibits and Schedules shall be deemed references to Sections and Paragraphs of, and Exhibits and Schedules to, this Agreement, unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                          ARTICLE II. THE TRANSACTIONS

2.01. Closing.

The, Parties will conduct a closing of the Contemplated Transactions (the "Closing"), on and subject to the terms and conditions of this Agreement. The Closing will take place at 848 Brickell Avenue, Penthouse Suite, Miami, Florida 33131, U.S.A., at 5:00 P.M. on December 15, 1999 (the "Closing Date" or at such later time and date as may be mutually agreed upon in writing by the Parties.

2.02. Sale And Purchase Of Shares.

Out of a total of fifty thousand (50,000) authorized shares of common stock of GBnet, and one thousand (1,000) outstanding Shares, GBM is the sole owner of all of the one thousand (1,000) GBnet Shares which represent the totality of the outstanding capital stock of GBnet, and GBM, through its sole ownership of GBnet, is also, indirectly, the sole owner of any and all of the Subsidiaries' Stock.

Subject to the terms and conditions of this Agreement, at the Closing, SELLER will sell and transfer the GBnet Shares to PURCHASER, and PURCHASER will purchase the GBnet Shares from SELLER, whereby PURCHASER shall acquire all of the outstanding capital stock of GBnet, and indirectly all of the Subsidiaries' Stock.

2.03.  Purchase  Price.

The total purchase price ("Purchase Price") for all of the GBnet Shares shall be the amount of THIRTEEN MILLION DOLLARS (USD13,000,000), and shall be paid by CCI to GBM in lawful currency of the U.S. as provided in Section 2.04, hereinbelow.

2.4. Payment of the Purchase  Price.

The Purchase Price shall be paid by CCI to GBM as follows:

(a) Up Front Payment. At the Closing, CCI shall pay to GBM the amount of FOUR MILLION U.S. DOLLARS (USD4,000.000) by wire transfer of immediately available funds to GBM's account with BAC FLORIDA BANK, Miami, Florida, U.S.A., as provided in Section 2.05(a)(i), hereinbelow.

(b) Deferred Payment. CCI shall pay the NINE MILLION U.S. DOLLARS (USD9,000,000) remaining balance of the Purchase Price (the "Deferred Portion") in FOUR (4) annual installments, with accrued interest on the outstanding balance of the Deferred Portion from the Closing Date to the date of actual payment computed at a rate equal to 10.75% per annum. Such annual installments shall be evidenced by four (4) Promissory Notes, all dated as of the Closing Date and payable to GBM on the dates and for the amounts of principal and accrued interest on the outstanding balance set forth in the following payment Schedule, which Promissory Notes shall be duly executed by CCI and delivered to GBM at the Closing as set forth in
     Section 2.05(a)(ii):

Promissory Notes         Date of Payment                                  Amount of Payment
                                                         (Includes principal amount plus accrued interest on
                                                              outstanding balance of Deferred Portion)
----------------------- ---------------------------- ------------------------------------------------------------
First Note              December 14th, 2000 on or    TWO MILLION FOUR HUNDRED SIXTY EIGHT THOUSAND U.S. DOLLARS
                        before 12 Noon.              (USD 2,468,000).
Second Note             December 14th, 2001 on or    TWO MILLION THREE HUNDRED SIX THOUSAND U.S. DOLLARS
                        before 12 Noon.              (USD2,306,000).
----------------------- ---------------------------- ------------------------------------------------------------
Third Note              December 14th, 2002 on or    THREE MILLION ONE HUNDRED FORTY FIVE THOUSAND U.S. DOLLARS
                        before 12 Noon.              (USD3,145,000).
Fourth Note             December 14th, 2003 on or    THREE MILLION EIGHT HUNDRED SEVENTY SIX THOUSAND U.S.
                        before 12 Noon.              DOLLARS (USD3,876,000).


Pursuant to this Section 2.04 (b), as collateral for and to secure the full and timely payment of the Deferred Portion of the Purchase Price and the performance of CCI's obligations under the Ancillary Agreements, (1) the PURCHASER shall pledge to GBM all of the GBnet Shares PURCHASER will acquire at the Closing, which will be held by GBM pursuant to the Pledge Agreement in the form attached hereto as Exhibit B; and (2) the PURCHASER shall further cause GBnet to pledge to GBM all of the stock of each of the GBnet Subsidiaries, which shall also be held by GBIVI pursuant to the Pledge Agreement. The GBnet Shares and the Subsidiaries' Stock are hereby defined, collectively, as the "Pledged Shares".

Upon timely payment by CCI to GBM of the full amount of each Promissory Note, as set forth above, and provided CCI is not otherwise in default of its obligations under the Ancillary Agreements, GBM shall release to CCI such number of Pledged Shares as is directly proportional to the ratio of the amount paid to the Deferred Portion of the Purchase Price. GBM shall promptly deliver such released Pledged Shares to CCI; provided, however, that GBM shall be entitled to retain at all times no less than fifty one percent (51 %) of the originally Pledged Shares until payment in full by the PURCHASER to GBM of the totality of the Purchase Price.

(c) Prepayment. In the event that CCI elects to prepay the full amount of any Promissory Note prior to its maturity date, GBM shall reimburse CCI simultaneously with such prepayment the portion of the stated principal amount of such Promissory Note that corresponds to unearned interest based on the implicit original principal amount and interest rate as set out in
     Section 2.04(b) hereof.

2.05.  Closing Obligations.

At the Closing, the Parties shall deliver the following, subject to the satisfaction or waiver by the appropriate Party of the conditions to Closing set out in Section 2.06 below:

(a)  CCI shall deliver to GBM:
     -------------------------

     (i) The amount of FOUR MILLION U.S. DOLLARS (USD4,000,000), as the Upfront Payment pursuant to Section 2.04(a), by wire transfer of immediately available funds to BAC FLORIDA BANK, Miami, Florida, ABA Number 067009044. with immediate advice to Mr. Luis E. Laguna, EVP and Comptroller, before 5:OO PM, Eastern Standard Time, on December 19, 1999, for the benefit of GBM, account number 37013777.

     (ii) Four (4) Promissory Notes, duly executed by PURCHASER, as set forth in
          Section 2.04(b), above, which Promissory Notes shall be delivered to GBM in New York City, New York, at such place and to such Person or Persons as GBM shall indicate in writing to CCI.

     (iii)The Pledge Agreement, duly executed by CCI and GBnet, covering all of the Pledged Shares, pursuant to Section 2.04(b).

     (iv) Stock certificates representing the Pledged Shares, issued in CCI's and GBnet's names, as applicable, representing the totality of the Pledged Shares, duly endorsed to GBM by CCI and GBnet.

     (v) Certificate of GBnet's corporate secretary, duly executed, certifying that the pledge of all of the Pledged Shares to GBM has been duly authorized and will be properly annotated in the share records of GBnet and each of the GBnet Subsidiaries.

     (vi) The Commercialization Agreement duly executed by CCI. (vii) The Network Services Agreement, duly executed by CCI. (viii) The Equipment Purchase Agreement, duly executed by CCI. (ix) A certificate of good standing for CCI. (x) A certificate executed by CCI representing and warranting to GBM that the representations and warranties of the PURCHASER in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all material respects as of the Closing Date as if made on the Closing Date.

     (xi) A corporate resolution of CCI evidencing its corporate power, authority and right to enter into the Contemplated Transactions and to execute the Transaction Documents, and that all necessary actions to duly execute and deliver this Agreement, such other agreements and Transaction Documents have been duly taken.

     (xii)A Legal Opinion from Parsons, Behle & Latimer, Nevada Counsel to CCI, as to corporate existence, organization and good standing of CCI.

     (xiii) A Legal opinion from Akerman, Senterfitt & Eidson, P.A., Florida Counsel to CCI, as to due execution, validity and enforceability of the Agreement and each of the Ancillary Agreements by CCI.

     (xiv)Such other instruments or documents as may be reasonably necessary or appropriate to carry out the Contemplated Transactions.

(b)  GBM shall deliver to CCI:
     -------------------------

     (i) Certificates representing the GBnet Shares, duly endorsed to the PURCHASER, and the certificates of the Subsidiaries' Stock either issued to GBnet or endorsed to it, free and clear of all liens and encumbrances, other than those Liens that will be arising from the Transaction Documents.

     (ii) GBnet Secretary Certificate, dated as of the Closing Date, evidencing that the GBnet Shares are the only outstanding shares of GBnet as of the Closing Date, and that the share records of GBnet have been properly annotated so as to evidence the transfer of ownership of the GBnet Shares from GBM to CCI.

     (iii)Secretary Certificate of each of the GBnet Subsidiaries, dated as of the Closing Date, evidencing that the shares of stock of the respective GBnet Subsidiary forming part of the Subsidiaries' Stock are the only outstanding shares of such GBnet Subsidiary as of the Closing Date.

     (iv) The Pledge Agreement duly executed by GBM.

     (v)  The Commercialization Agreement duly executed by GBM.

     (vi) The Network Services Agreement, duly executed by GBM.

     (vii) The Equipment Purchase Agreement, duly executed by GBM.

     (viii) A certificate of good standing for GBM.

     (ix) A certificate of good standing for GBnet.

     (x) A certificate executed by GBM representing and warranting to PURCHASER that the representations and warranties of GBM in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all material respects as of the Closing Date as if made on the Closing Date.

     (xi) A corporate resolution of GBM evidencing its corporate power, authority and right to enter into the Contemplated Transactions and to execute the Transaction Documents, and that all necessary actions to duly execute and deliver this Agreement, such other agreements and Transaction Documents have been duly taken.

     (xii)The resignations of each of the Persons who, immediately prior to Closing, are directors and officers of GBnet, and directors of the GBnet Subsidiaries, which resignations shall become effective upon Closing.

     (xiii) A Legal Opinion from McW Todman & Co., BVI Counsel to GBM, as to corporate existence, organization and good standing of GBM and GBnet.

     (xiv)A Legal Opinion from Steel Hector & Davis LLP, Florida Counsel to GBM as to due execution, validity and enforceability of this Agreement and the Pledge Agreement by GBM.

     (xv) Such other instruments or documents as may be reasonably necessary or appropriate to carry out the Contemplated Transactions.

2.6.  Conditions to Closing Obligations.
      ---------------------------------

(a)  Conditions to Obligations of CCI at Closing:
     -------------------------------------------
     The obligation of CCI to purchase the GBnet Shares from GBM, and to consummate or cause to be consummated the other Contemplated Transactions, and to take the other actions required to be taken by PURCHASER at Closing as set forth in Section 2.05(a) hereinabove, is subject to the satisfaction, at or prior to Closing, of each of the following conditions, any of which may be waived by CCI:

     (i)  GBM  shall,  subject  to  PURCHASER's  full  compliance  with  Section
          2.05(a), consummate or cause to be consummated the transactions contemplated in Section 2.05(b) to be performed at the Closing;

     (ii) The representations and warranties of GBM set forth in ARTICLE III hereof shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date; and

     (iii)No court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that continues in effect and restrains, enjoins or otherwise prohibits consummation of the transactions to be performed at the Closing.

(b)  Conditions to Obligations of GBM at Closing:
     -------------------------------------------
     The obligation of GBM to sell the GBnet Shares to CCI, and to consummate or cause to be consummated the other Contemplated Transactions, and to take the other actions required to be taken by GBM at Closing as set forth in
     Section 2.05(b) hereinabove, is subject to the satisfaction, at or prior to Closing, of each of the following conditions, any of which may be waived by
     GBM:

     (i) CCI shall consummate or cause to be consummated, subject to GBM's full compliance with Section 2.05(b) above, the transactions contemplated in Section 2.05(a) hereof to be performed at the Closing;

     (ii) The representations and warrantees of CCI set forth in ARTICLE IV hereof shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date; and

     (iii)No court or Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that continues in effect and restrains, enjoins or otherwise prohibits consummation of the transactions to be performed at the Closing.

2.07.  Effects  of Non-Closing.

Subject to the provisions of ARTICLE VIII, herein, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to Section 2.01, or at such later time and date as may be mutually agreed upon in writing by the Parties, will result in the termination of this Agreement and will relieve CCI and GBM of their respective obligations under this Agreement (other than responsibility for any breach prior to or in connection with such termination).

               ARTICLE III. REPRESENTATIONS AND WARRANTIES OF GBM

GBM represents and warrants to PURCHASER, as of the date hereof and as of the Closing Date as follows:

3.01.  Organization  and Good  Standing.

GBM is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to own and operate its properties and to carry on its business as conducted as of the date hereof. GBnet is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to own and operate its properties and to carry on its business as conducted as of the date hereof. Each GBnet Subsidiary in the GBnet Region has been duly organized in accordance with the laws of the country in which such GBnet Subsidiary operates, and has the requisite power and authority to conduct its business as presently conducted, and is in good standing under the laws of its jurisdiction where such qualification is required.

3.2.  Authority;  No  Breach  or  Default.

GBM has all  requisite,  corporate  power  and  authority  to  enter  into  this
Agreement, the Ancillary Agreements and the Supplementary Agreements and to consummate the transactions contemplated herein and therein, as applicable. The execution and delivery by GBM of this Agreement, the Ancillary Agreements and the Supplementary Agreements and the consummation of the transactions contemplated herein and therein, as applicable, have been duly authorized by all necessary corporate action on the part of GBM. This Agreement, the Ancillary
Agreements and the Supplementary Agreements, as applicable, will, upon execution, constitute the legal, valid and binding obligations of GBM, enforceable against GBM in accordance with their terms, except as such terms may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

Neither the execution and delivery of this Agreement or any other Transaction Documents to which GBM is a party, nor the performance of its obligations hereunder or thereunder, will

(i) violate any applicable law to which GBnet or any of the GBnet Subsidiaries is subject or by

(ii) which it or its properties or assets are bound or affected, or any provision of the charter or organizational document of GBnet or any of the GBnet Subsidiaries, or

(iii)require  of  any  material  consent,   approval  or  authorization  of,  or
     declaration or filing with, or notice to any Governmental Authority in the Region or to any Person; or

(iv) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Material Contract to which GBnet or any of the GBnet Subsidiaries is a party or by which GBnet or any of the GBnet Subsidiaries or their property may be bound, except as otherwise disclosed in Schedule 3.02, hereto, or

(v) give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:
     (1) any provision of GBnet's or any of the GBnet Subsidiaries' organizational documents;
     (2) any resolution adopted by the board of directors or the stockholders of GBnet or any of the GBnet Subsidiaries;
     (3) any legal requirement or order to which GBnet or any of the GBnet Subsidiaries may be subject; or

(vi) with respect to the approval by the directors of GBM of the transactions contemplated by the Transaction Documents to which GBM is a party, constitute a violation by any director of GBM of any fiduciary duty that such director owes to GBM or to a third party, as a consequence of which GBnet or any of the GBnet Subsidiaries is obligated to indemnify such director, or

(vii)to the extent of GBM's knowledge, give rise to any claims, against GBnet or any of the GBnet Subsidiaries, or

(viii) result in the creation of any Lien (other than as created by the Transaction Documents) on any assets of GBnet or any of the GBnet Subsidiaries.

3.03  Capital Stock.
      -------------
      (a)  Shareholding.

GBM is the sole owner of all of the GBnet Shares, and they represent the totality of the outstanding capital stock of GBnet. All of the GBnet Shares have been duly authorized, validly issued, fully paid and non-assessable, free from Liens and were not issued in violation of any preemptive rights. GBM is both the lawful beneficial owner and holder of record of the GBnet Shares and has the full right, power and authority to sell, convey, transfer and/or deliver the GBnet Shares to CCI GBnet is the sole owner of all of the Subsidiaries' Stock, which Subsidiaries' Stock represents the totality of the outstanding capital stock of the GBnet Subsidiaries. The Subsidiaries' Stock is as of the Closing Date, duly authorized, validly issued, fully paid and non-assessable, free from Liens and was not issued in violation of any preemptive rights. GBnet is both the lawful beneficial owner and holder of record of the Subsidiaries Stock. GBM and GBnet have complied with all laws and regulations in connection with the issuance of the GBnet Shares and the Subsidiaries' Stock.

Neither GBnet nor any of the GBnet Subsidiaries is a party or subject to any agreement or understanding, and there is no agreement or understanding between any Person, that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of GBnet or any of the GBnet Subsidiaries. (b) Outstanding Securities and Commitment: There are no outstanding warrants, options, rights, securities, agreements, subscriptions or other commitments pursuant to which GBnet and/or any of the GBnet Subsidiaries may become obligated to issue, deliver or sell any additional capital shares of GBnet and/or of any GBnet Subsidiaries, or to issue, grant, extend or enter into any such warrants, options, rights, securities, agreements, subscriptions or other commitments. There are no outstanding options, rights, securities, agreements or other commitments pursuant to which GBnet and/or the GBnet Subsidiaries are or may become obligated to redeem, repurchase or otherwise acquire or retire any of the GBnet Shares or the Subsidiaries Stock

3.4  Equity  Interests.

GBnet has no subsidiaries,  other than the GBnet Subsidiaries listed in Schedule
3.04 hereto. The GBnet Subsidiaries have no subsidiaries.

3.5  No  Undisclosed   Liabilities.

GBnet does not and the GBnet Subsidiaries do not have any material liabilities or obligations which may have a Material Adverse Effect on its business not reflected in its Financial Statements, or in the notes thereto, or not otherwise disclosed in this Agreement, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of such Financial Statements up to the date of this Agreement.

3.6 Books and Records.

Except as otherwise set forth in any Exhibit or Schedule to this Agreement, the books of account, articles of incorporation and By-laws (or other organizational documents) as amended to date, stock ledgers and minute books of GBnet and each of the GBnet Subsidiaries, all of which have been provided to CCI, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of GBnet in all material respects contain accurate and complete records of all meetings held and corporate action taken by the stockholders and the Boards of Directors of GBnet. The minute books of the GBnet Subsidiaries in all material respects contain accurate and complete records of all meetings hold and corporate action taken, if any, by the stockholders and the Boards of Directors of the GBnet Subsidiaries.

3.7  GBnet  Financial   Statements.

GBM has delivered to CCI (a) Consolidated financial statements of GBnet and its Subsidiaries compiled by GBM's independent accountants from GBM's audited consolidated financial statements as of December 31, 1998, and (b) unaudited balance sheets and income and expense statements of GBnet and its Subsidiaries as of November 30, 1999, certified by GBnet's chief financial officer (the "Interim Statements") (the financial statements in (a) and Interim Statements in
(b) are referred to hereinafter, collectively, as the "Financial Statements"). Except as set forth or reflected in such Financial Statements, such Financial Statements fairly present the financial condition and the results of operations of GBnet and the GBnet Subsidiaries as of the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP consistently applied. The Financial Statements are attached hereto as Exhibit F.

Except as otherwise provided therein, the Financial Statements are based on and consistent with the books and records of GBnet and the GBnet Subsidiaries, fairly represent the financial conditions, assets, liabilities and equity of such companies and their results of operations, are correct and complete in all material respects and have been prepared in accordance with GAAP, applied on a consistent basis.

3.8 No  Material  Adverse  Effect.

Since the date of the Financial Statements, there has been no Material Adverse Effect in the financial conditions or the operations of GBnet or the GBnet Subsidiaries, which may interfere with their ability to perform their respective obligations under the Transaction Documents, except as reflected therein. Since the date of the Financial Statements, GBnet and the GBnet Subsidiaries have not declared or paid or made, or agreed to declare or pay or make, to their respective shareholders any dividends or other distributions in cash or property, except within the normal range of annual dividends paid or distributions made by comparable firms in the ordinary course of business.

3.9 Taxes.

GBnet and all the GBnet Subsidiaries have (i) duly filed all tax reports and returns required to be filed by any of them in accordance with applicable law and all such reports and returns are true, complete and accurate in all material respects; (ii) duly paid all taxes and other charges due by it to the appropriate taxing authorities, including, without limitation, those due in respect of properties, income, sales, or payrolls of any of them; (iii) the reserves for taxes reflected in the Financial Statements are adequate in conformity with GAAP; (iv) there are no tax Liens upon any property or rights of GBnet or the GBnet Subsidiaries; (v) there are no material liabilities (other than as such are set forth in the Financial Statements) for taxes; and (vi) there are no extensions or claims or audits or investigations pending with regard to GBnet or the GBnet Subsidiaries tax liabilities. Neither GBnet nor any of the GBnet Subsidiaries are currently subject to any tax audit or has been notified by any Governmental Authority that it will be subject to any tax audit.

3.10  Title  to  Properties;   Encumbrances.

GBnet and/or the GBnet Subsidiaries have good title to all of the assets (personal, tangible or intangible) that GBnet and/or the GBnet Subsidiaries purport to own, as reflected in the books and records of GBnet, and/or the GBnet Subsidiaries, including the Financial Statements. Except as otherwise disclosed in the Financial Statements, the GBnet Assets are free and clear of all Liens.

3.11  Permits.

GBnet and/or the GBnet Subsidiaries possess all the permits and other authorizations, governmental or otherwise (collectively, the "Permits") required under applicable law to operate the GBnet Network and business as presently conducted, and to exercise the rights granted thereby, as set forth in Schedule
3.11 hereto. All such Permits are valid and in full force and effect as of the date of this Agreement. To GBM's knowledge, no proceeding is pending or threatened to revoke or amend any such Permits as of the date hereof.

3.12 Compliance with Applicable Laws.

GBnet and the GBnet Subsidiaries have operated and, as of the date hereof are operating, their business in compliance in all material respects with all applicable laws. Neither GBnet nor any GBnet Subsidiary is in violation of, or in default under, any term of its organizational documents or of any judgment, decree, writ, statute, governmental rule or regulation applicable to GBnet or any GBnet Subsidiary or to which they or any of them is bound, except to the extent that such violations or defaults would not (i) affect the validity or enforceability of any Transaction Document, or (ii) have any material adverse effect in the assets, liabilities, business, financial condition, result of operations or prospects of GBnet, or any of the GBnet Subsidiaries as these exist as of the date of this Agreement.

3.13 No  Litigation.

Except as disclosed in Schedule 3.13 hereto or in the Financial Statements or notes thereto, there is no suit, claim, action, proceeding or investigation pending, outstanding or threatened which, either in any case or in the aggregate, might result in a Material Adverse Effect, or in any impairment of the right or ability of GBnet or any GBnet Subsidiary to carry on its respective businesses as now conducted, or in any liability on the part of GBnet or any GBnet Subsidiary, either individually or taken as a whole and none which questions the validity of this Agreement or any Transaction Document or any action taken or to be taken in connection herewith. None of GBnet or any GBnet Subsidiary is a party or subject to the provisions of any order, injunction, judgement or decree of any court or government agency or instrumentality which might adversely affect their respective businesses; and there is no action suit, proceeding or investigation by GBnet or any GBnet Subsidiary currently pending or which GBnet or any GBnet Subsidiary intends to initiate which may reasonably be expected to materially adversely affect their respective businesses.

3.14   Material   Contracts.

Reference is made to (i) the GBnet Communications Transport Contracts set forth in Schedule 3.14(a) hereto; and (ii) GBnet Customers Contracts, set forth in
Schedule 3.14.(b) hereto. The copies of such contracts (collectively, the "Material Contracts") heretofore provided by GBM to CCI are incorrect and complete copies of such Material Contracts. Neither GBnet nor any of the GBnet Subsidiaries is a party to any contract (i) lending to or guaranteeing any obligation for borrowed money of any insider or any affiliate, or (ii) prohibiting or substantially restricting GBnet or any GBnet Subsidiary from freely engaging in business as being conducted as of the Closing Date. To GBM's knowledge, no event has occurred or circumstance exists as of the date hereof that may contravene, conflict with, or result in a violation or breach of, or give GBnet or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract. The Material Contracts are, as of the date hereof, adequate for GBnet and each GBnet Subsidiary to carry out such part of its business which is the subject matter of the Material Contracts as being conducted as of the date of this Agreement. There are no Material Contracts or contracts any one of which may generate annual revenues or expenses in excess of USD1100,000, other than those disclosed in Schedules 3.14(a) and 3.14(b).

3.15 Business as Usual.

From the date of the Financial Statements to the date hereof, GBnet and the GBnet Subsidiaries have conducted their business in the usual manner and GBnet and the GBnet Subsidiaries have not taken any action out of the ordinary course of business which may have a Material Adverse Effect.

3.16 Intellectual Property.

GBnet holds, directly or indirectly through the GBnet Subsidiaries, all rights to the use of the service mark GBnet (the "Mark") throughout the GBnet Region, and has taken steps toward the registration of said service Mark pursuant to the laws of the countries comprised in the GBnet Region. The status of the registration of the Mark in the Region as of the Closing Date is set out in
Schedule 3.16(a). GBnet also has legal rights to certain know-how, trade secrets, proprietary computer software, databases and compilations and valid lease interests in licenses (including licenses for use of computer software programs) and other non-owned intellectual property used in the conduct of its business (the "Intellectual Property"). Schedule 3.16(b) lists all licensing agreements held by GBnet and the GBnet Subsidiaries other than such purchased for less than THIRTY THOUSAND U.S. DOLLARS (US 30,000) business of GBnet and the GBnet Subsidiaries, as presently conducted, and the conduct, use and exploitation of the Intellectual Property does not infringe on or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property; provided, that, the foregoing representations are given to the best of GBM's knowledge as to all owned and non-owned Intellectual Property. The Intellectual Property is adequate to conduct the business of GBnet and of the GBnet Subsidiaries, as presently conducted. None of the Intellectual Property has ever been declared by a court of competent jurisdiction, invalid or unenforceable, or is the subject of any pending or, to GBM's knowledge, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

3.17 Employees.

Except for the employees to be retained by GBnet or the GBnet Subsidiaries pursuant to CCI's request which are listed in Schedule 3.17 hereto (the "Employees to be Retained"), GBM, will have terminated, effective on or before the Closing Date, the employment of all its employees (the "Terminated Employees"), with appropriate settlements with and releases from them, and to the extent applicable cancelled the benefit plans of all of them at GBM's own expense. GBM will have also settled in full, as of the Closing Date, all salaries, wages, fees, commissions, bonuses, vacations, leaves, insurance, pension fund contributions, workmen's compensation or any other form of employment compensation and fringe benefits due to the Employees to be Retained and to the- Terminated Employees, as well as any claims and liabilities by reason of their employment, including social security taxes or government levies or assessments payable thereon by GBM as of the Closing Date. There are no employment, collective bargaining agreements, or management agreements entered into by GBnet or the GBnet Subsidiaries the effects of which shall extend beyond the Closing Date.

3.18  Disclosures.

GBM has not knowingly failed to disclose to CCI any facts or documents material to the condition (financial or otherwise), properties, assets, liabilities, earnings, operations, or business of GBnet or the GBnet Subsidiaries. No representation or warranty of GBM contained in this Agreement and no statement contained in any document or certificate furnished by or on behalf of GBM to CCI or any of its representatives contains any untrue statement of a material fact or omits to state any material facts, except where such statement or omission would not have a Material Adverse Effect.

3.19 Brokers or Finders.

GBM and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders fees or agents' commissions or other similar payment in connection with this Agreement and will indemnity and hold W harmless from any such payment alleged to be due by or through CCI as a result of the actions of GBM or its officers, employees or agents.

3.20 Year 2000  Compliance.

The network of hardware, software and microcode used by GBnet to conduct its business as being conducted as of the date of this Agreement, is capable, as a whole, of functioning before, on, or after December 31, 1999 without significant loss of functionality or performance.

3.21 Related  Party  Transactions  or Claims.

Except as disclosed in a confidential letter by GBIVI to W, no officer, director, or stockholder of GBM, GBnet or the GBnet Subsidiaries or any Affiliate thereof is directly or indirectly interested in any contract, agreement, arrangement or transaction with GBnet or the GBnet Subsidiaries or has any claim against GBnet or the GBnet Subsidiaries.

3.22  Environmental  Laws  and  Regulations.

Except as disclosed in Schedule 3.22 hereto, (i) the business of GBnet and of the GBnet Subsidiaries has been conducted in all material respects in compliance with the environmental laws of the countries of the GBnet Region (ii) neither GBnet nor the GBnet Subsidiaries have received any written notice under any such environmental laws from any Governmental Authority revoking, canceling, materially modifying or refusing to renew any permit, license or authorization or providing written notice of violations of any such environmental laws.


3.23  Bankruptcy.

Neither GBnet nor any GBnet Subsidiary has filed any voluntary petitions admitting its bankruptcy or requesting a reorganization, nor have any petitions alleging insolvency been filed against GBnet or any GBnet Subsidiary, nor have any of them been judicially declared to be bankrupt or insolvent, nor are any of them insolvent or in the state of being liquidated or dissolved.

3.24  Insurance.

GBnet's and the GBnet Subsidiaries! insurance coverage under GBM's global policies are in full force and effect. Neither GBnet nor any GBnet Subsidiary is in default thereunder and all claims thereunder have been correctly filed in a due and timely manner.

               ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF CCI

CCI hereby represents and warrants to GBM as of the date hereof and as of the Closing Date as follows:

4.01   Organization  and Good Standing.

CCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, United States of America. The execution and delivery by CCI of this Agreement, the Ancillary Agreements and the Supplementary Agreements and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action on the part of CCI.

4.02   Authority.

CCI has all requisite,  corporate power and authority to
execute and deliver this Agreement, the Ancillary Agreements and the Supplementary Agreements and other Transaction Documents, to consummate the transactions contemplated herein and therein, and to perform its obligations hereunder and thereunder. Upon the execution and delivery by CCI of this Agreement, the Ancillary Agreements, the Supplementary Agreements or any other agreements or documents hereunder, this Agreement, the Ancillary Agreements, the Supplementary Agreements and any such other agreements and documents will constitute the legal, valid, and binding obligations of CCI, enforceable against CCI in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the enforcement of creditors' rights generally and by the availability of equitable remedies. Neither the execution and delivery of this Agreement, the Ancillary Agreements, the Supplementary Agreements or any other agreements or documents required hereunder or thereunder to which CCI is a party, nor the performance of its obligations hereunder or thereunder, will

(a) violate any applicable law to which CCI is subject or by which it or its properties or assets are bound or affected or any provision of the charter or other organizational documents of CCI, or

(b) give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:
     (i)  any provision of CCI's organizational documents;
     (ii) any resolution adopted by the board of directors or the stockholders of CCI; or
     (iii) any legal requirement or order to which CCI may be subject.

(c) result in the creation of any Lien (other than as created by the Transaction Documents) on any of the assets of GBnet or the GBnet Subsidiaries.

CCI is not and will not be required to obtain any material consent from any Persons in connection with the execution and delivery of this Agreement, the Ancillary Agreements, the Supplementary Agreements or any other agreements or documents referred to herein, or the consummation or performance of any of the Contemplated Transactions.

4.03  Investment  Representation.

The PURCHASER acknowledges and agrees that the GBnet Shares are not registered under the U.S. Securities Act of 1933, as amended (the "Act"). The PURCHASER is acquiring the GBnet Shares, solely for its own account, for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof, and the PURCHASER acknowledges and agrees that the certificates representing the GBnet Shares shall bear a legend substantially to this effect. The PURCHASER has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its acquisition of the GBnet Shares.

The PURCHASER shall not sell, transfer, or otherwise dispose of any GBnet Shares for as long as PURCHASER has not paid in full to GBM the Deferred Portion of the Purchase Price. The foregoing notwithstanding, CCI may pledge or encumber any Pledged Shares released by GBM pursuant to Section 2,04(b) hereof, in fine.

4.04 Certain  Proceedings.

There is no pending proceeding that has been commenced against CCI and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To CCI's knowledge, no such proceeding has been threatened.

4.5  Brokers or Finders.

CCI and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold GBM harmless from any such payment alleged to be due by or through GBM as a result of the actions of CCI or its officers, employees or agents.

4.6  CCI Financial  Statements.

CCI has delivered to GBM its audited financial statements as of December 31, 1998 and its unaudited financial statements as of September 30, 1999 ("CCI's Financial Statements"), attached hereto as Exhibit G, certified by CCI's Chief Financial Officer as correct and complete, and in accordance with the books and records of CCI, prepared in conformity with GAAP consistently applied and representing fairly the financial condition of CCI as of the date thereof, subject to normal year end adjustments.

4.7 Litigation; Decrees.

Except as provided in Schedule 4.07, there are no lawsuits, claims, arbitrations or other proceedings or investigations pending or, to the best knowledge of CCI, threatened by or against or affecting CCI or any of its properties or assets. To the best knowledge of CCI, there is no basis for and, such lawsuit, claim, arbitration or other proceeding or investigation. There is no outstanding judgment, order or decree of any Governmental Authority or arbitrator applicable to any of CCI or its properties, assets or business having, or which, insofar as can be reasonably foreseen, in the future may have, a Material Adverse Effect on CCI or on its business as conducted or as proposed to be conducted.

4.8 Undisclosed Liabilities.

CCI does not have any material liabilities or obligations of any nature which may have a Material Adverse Effect on its business not reflected on CCI's Financial Statements or in the notes thereto or not otherwise disclosed in this Agreement, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the CCI's Financial Statements up to the date of this Agreement.

4.9 Absence of Changes or Events.

Since the date of the CCI's Financial Statements, there has been no Material Adverse Effect in the financial condition or the operations of CCI, or which interfere with its ability to perform its obligations under the Transaction Documents, except as reflected therein. Since the date of the CCI's Financial Statements, CCI has not declared or paid or made, or agreed to declare or pay or make, to its shareholders any dividends or other distributions in cash or property, except within the normal range of annual dividends paid or distributions made by comparable firms in the ordinary course of business.

4.10  Compliance with  Applicable  Laws.

CCI, its properties, assets, operations and business are in compliance in all material respects with all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority and any filing requirements relating thereto.

4.11  Permits,  Licenses and  Authorizations.

CCI has obtained or will promptly obtain after execution of this Agreement, and prior to Closing, all permits, licenses and other authorizations which may be required under applicable law with respect to the ownership of the GBnet Shares and the Subsidiaries' Stock. CCI will fully comply in all material respects with all terms and conditions of such permits, licenses and authorizations.

4.12  Disclosure.

CCI has not knowingly failed to disclose to GBM any facts material to the condition (financial or otherwise), properties, assets, liabilities, earnings, operations, or business of CCI. No representation or warranty of CCI contained in this Agreement, and no statement contained in any document or certificate furnished by or on behalf of CCI to GBM or any of its representatives pursuant to the Ancillary Agreements, contains any untrue statement of a material fact or omits to state any material fact.

                        ARTICLE V. AFFIRMATIVE COVENANTS

5.1 CCI's Affirmative Covenants.

CCI hereby covenants to GBM that from the Closing Date and consummation of the Contemplated Transactions, and for as long as CCI has not paid to GBM any portion of the Purchase Price, CCI shall .comply, and shall cause GBnet and each of the GBnet Subsidiaries to comply, with the following covenants:

(a) Minimum Operational Standards. As long as any portion of the Purchase Price remains outstanding, GBnet shall operate its business in accordance with, at least, the Minimum Operational Standards set forth in Exhibit H, hereto, which include, among others, availability, performance and reliability. Material breach by CCI, GBnet or any of the GBnet Subsidiaries of any such minimum operational standards shall constitute a material breach of this Agreement.

(b) Conduct of the Network Business. As long as any portion of the Purchase Price remains outstanding, CCI shall, and shall cause GBnet and each of the GBnet Subsidiaries (i) to conduct the Network's business and operations 464a in a commercially reasonable manner; (ii) to preserve the goodwill of the business; (iii) to maintain all of the GBnet assets and the GBnet Subsidiaries' assets and other properties in customary repair, order and condition; and (iv) to maintain insurance coverage thereon as is consistent with sound industry practice. (c) Employees to Be Retained. Immediately upon Closing, CCI will cause GBnet and each of the GBnet Subsidiaries to offer new employment to all the Employees to be Retained, at salaries and benefits comparable to those existing immediately prior to the Closing. Furthermore, CCI will cause each of the GBnet Subsidiaries to maintain employment of all these employees for a transition period of three hundred sixty five days (365) beginning on the Closing Date, except in the event of termination for reasonable cause or non-performance. Upon Closing, CCI, GBnet and the GBnet Subsidiaries shall be solely responsible parties for all employment relationships and obligations with respect to the Employees to be Retained. CCI, GBnet and the GBnet Subsidiaries shall cause all
     Employees to be Retained, as a condition of employment, to enter into agreements, in form and substance satisfactory to GBM, relating to noncompetition, nondisclosure of confidential information and non assignment of trademarks and copyrights to CCI and/or GBnet.

(d) Performance of Obligations. GBnet and the GBnet Subsidiaries shall pay their Indebtedness and other obligations to third parties promptly and in accordance with their terms before they shall become delinquent or in default or give rise to a Lien upon their income or profits or in respect of their property or any part thereof which may impair their ability to successfully conduct their business.

(e) Service Mark and Domain Name. CCI hereby acknowledges (i) that the "GBM" service mark and the "gbm.net" registered domain name are both the sole and exclusive property of GBM and over which GBM reserves all rights in perpetuity; (ii) that GBM, as an act of forbearance, has agreed to allow GBnet to use after the Closing the corporate name "GBM.NET, S.A." to designate the GBnet Subsidiary in the Dominican Republic for a transitional period ending December 31, 2000; and (iii) that GBM has also agreed to allow GBnet to use after the Closing the domain name gbm.net" as GBnet's electronic address in the Internet for a period ending June 3091, 2000. CCI hereby covenants that neither CCI nor GBnet or any of the GBnet Subsidiaries, or any Person `which is an affiliate or subsidiary of any of them, shall under any circumstances claim any rights to such property of GBM. CCI further covenants to GBM that it shall cause GBnet and the GBnet Subsidiaries to vacate the aforesaid service mark and domain name and cease all use thereof within the terms set forth above.

5.2  GBM's Affirmative Covenants.


(a) Transition of Business. Following the Closing and the consummation of the acquisition of GBnet by CCI, GBM will cause its own country Subsidiaries in the GBnet Region (and its officers and employees):
     (i) to provide reasonable assistance to CCI in making a smooth transition of the GBnet business to CCI;
     (ii) to provide assistance to GBnet in its efforts to obtain the renewal of the service contract with the ALLEGRO organization in the Dominican Republic; and
     (iii)to abstain from any action intended to or that has the effect of discouraging any lessor, licensor, GBnet customer, supplier or other business associate of GBM or any of its subsidiaries from maintaining or extending to GBnet and the GBnet Subsidiaries the same business relationships extended to such companies before the Closing Date.

(b) Use of GBM Subsidiaries' Facilities. In order to facilitate relocation of the Network equipment, which through the date hereof, has been located at the GBIVI local Subsidiary's offices in the countries of the GBnet Region, GBM will, for a period of one (1) year beginning on the Closing Date, allow GBnet and the GBnet Subsidiaries to continue using for such purposes, at no cost, the same space currently used for said purposes, subject to such reasonable conditions as GBM deems necessary for the security and confidentiality of the GBM Business. GBM will also provide administrative support services (the "Administrative Support Services") to GBnet and the GBnet Subsidiaries for a 6-month period, beginning on the Closing Date. Such Administrative Support Services, will include services such as invoicing and billings, secretarial services, telephone, electric power, and similar, and will be billed to GBnet at GBM's cost on a monthly basis, within the first ten (10) days of the month immediately subsequent to the month in which the services were paid by GBM.

5.3 Further Assurances.

The Parties hereby agree to execute such other documents or comply with such formalities after Closing as may be reasonably necessary to complete transfer of the Subsidiaries' Stock to GBnet, including the issuance of the final certificates therefor, replace the present directors and corporate officers and to properly annotate the pledge of the Subsidiaries' Stock to GBM in the books and records of the GBnet Subsidiaries.

                         ARTICLE VI. NEGATIVE COVENANTS

CCI covenants to and agrees with GBM that, from the Closing Date and so long as any portion of the Purchase Price remains outstanding, unless GBM otherwise consents, in advance, in writing:

6.1 CCI shall neither cause nor permit GBnet or any of the GBnet Subsidiaries to:

     (a) sell or transfer any GBnet Shares, or any of the GBnet Subsidiaries' Stock, as applicable; or

     (b) issue any new shares of stock of GBnet, in addition to the 1,000 GBnet Shares outstanding as of the Closing Date, or issue any new shares of stock in addition to the respective number of shares outstanding as of the Closing Date and forming part of the Subsidiaries' Stock.

6.2 CCI shall neither cause nor permit GBnet to declare and pay any dividends or make any other distributions, including redemptions and repurchase of securities, until the totality of the outstanding balance of the Purchase Price is paid in full to GBM.

6.3 Neither CCI, nor GBnet or any of the GBnet Subsidiaries shall (i) take any action out of the ordinary course of business which may have a Material Adverse Effect on the assets or liabilities of GBnet: or any of the GBnet Subsidiaries, as existing as of the Closing Date, or the continuation of services of the Network, as conducted as of the Closing Date; (ii) sell or transfer in any way any of the Network's assets other than in the ordinary course of business, unless GBnet or the GBnet Subsidiary involved receives full value for it; or (iii) amend, or cause to amend, as applicable, the charter or Bylaws, or other organizational documents, of GBnet or any of the GBnet Subsidiaries.

6.4 CCI shall neither cause nor permit GBnet or any of the GBnet Subsidiaries to incur, create, assume, guarantee or otherwise become liable for any Indebtedness, unless, GBnet or the GBnet Subsidiary involved receives full value therefor and immediately thereafter and after giving effect thereto, the following conditions are satisfied:

     (a) After the second anniversary of the Closing Date, the rate of consolidated Total Indebtedness of GBnet to consolidated not worth determined in accordance with GAAP of GBnet does not exceed 2.5: 1.

     (b)  The  ratio  of   Consolidated   Annualized   Cash  Flow  to  Pro-Forma
          Consolidated Debt Service of GBnet is at least: (i) 0.5 : 1 for the year 2001; and (ii) 0.8: 1 for the year 2002 and afterwards;

     provided, that the conditions set forth in (b) above, shall be considered satisfied if the Promissory Notes due and payable for the previous years have been fully and timely paid, as provided in Section 2.04(b) hereof.

6.5 CCI shall neither cause nor permit GBnet or any of the GBnet Subsidiaries to grant, create or assume any Lien on the property of GBnet or the property of any of the GBnet Subsidiaries, unless:

     (a) Such Lien relates to obligations incurred for a proper business purpose of GBnet or of the GBnet Subsidiary; and

     (b) GBnet or the involved GBnet Subsidiary thereby receives equivalent value therefor; and

     (c)  Conditions 6.04(a) and (b) hereof are also satisfied.

                          ARTICLE VII. INDEMNIFICATION

7.1  Indemnification  and  Payment of  Damages  by GBM.

Subject to the provisions of Section 9.04, and to limitations set forth in Sections 7.03 and 7.04 herein, GBM will indemnify and hold harmless CCI and its Subsidiaries, Affiliates, directors, principals, agents, employees and controlling persons (collectively, the "CCI Indemnities") for the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) (collectively, "CCI Damages"), arising, directly or indirectly, from or in connection with:

     (a) any material breach of any representation or warranty made by GBM in this Agreement or in any other certificate or document delivered by GBM pursuant to this Agreement; and

     (b) any material breach by GBM of any covenant or obligation of GBM under this Agreement; and

     (c) any liability of GBnet or any of the GBnet Subsidiaries not shown in GBnet's Financial Statements, or in any Schedule hereto, other than liabilities incurred since the date of such Financial Statements in the ordinary course of business or arising in connection with or from or after the Closing, except as may result from a breach or violation thereof prior to the Closing; and

     (d) any liability arising from third party claims against GBnet or the GBnet Subsidiaries for breach of a Material Contract or any other cause of action occurring or accruing prior to the Closing, except to the extent that it may have been reserved in the Financial Statements or disclosed in any Schedule; and

     (e) any liability arising out of any claims by any GBM's shareholders on account for or in connection with the sale of the GBnet Shares to CCI.

7.2  Indemnification  and Payment of Damages by CCI.

CCI will indemnify and hold harmless GBM, its Subsidiaries, Affiliates, directors, principals, agents, employees and controlling persons (collectively, the "GBM Indemnities") for the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) (collectively, "GBM Damages"), arising, directly or indirectly, from or in connection with:

     (a) any material breach of any representation or warranty made by CCI in this Agreement or in any other certificate or document delivered by CCI pursuant to this Agreement; and

     (b) any material breach by CCI of any covenant or obligation of CCI in this Agreement.

7.3  Time Limitations.

     (a) If the Closing occurs, GBM will have no liability for indemnification, or otherwise, with respect to any representation or warranty, other than those in Sections 3.01, 3.02(first paragraph), 3.03, 3.05, 3.09, 3.10, 3.12 and 3.13, unless CCI notifies GBM of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by CCI within four (4) years of the Closing Date.

     (b) If the Closing occurs, CCI will have no liability for indemnification, or otherwise, with respect to any representation or warranty, other than those made by CCI in the Ancillary Agreements, unless GBM notifies CCI of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by GBM within four (4) years of the Closing Date.

7.4   Limitations on Amount.

     (a) GBM and CCI will have no liability, for indemnification or otherwise, with respect to the matters described in Section 7.01 and 7.02 until the total of all Damages with respect to such matters exceeds THIRTY THOUSAND UNITED STATES DOLLARS (USD30,000) (the "Threshold"); provided that the foregoing limitation shall not apply to any amounts owed by CCI to GBM under any of the Ancillary Agreements. CCI will use reasonable efforts to provide notice to GBM of claims for CCI Damages, and vice versa; provided, however, that failure to provide such notice will not prejudice the claimant's rights hereunder. GBM shall not be prejudiced by any failure to promptly dispute any claim for or notice of CCI Damages, and vice versa.

     (b) The aggregate liability of CCI and GBM (for indemnification or otherwise) with respect to the matters described in Section 7.01 and
          7.02 shall not exceed ONE MILLION THREE HUNDRED THOUSAND UNITED STATES DOLLARS (USD1,300,000) (the "ceiling"), for any reason whatsoever; provided, however, that the foregoing limitation shall not apply to any amounts owed by CCI to GBM under the Pledge Agreement and/or the Promissory Notes.

     (c) The amount limitations in Section 7.04(b) will not apply to CCI claims for breach of representations and warranties in Sections 3.01, 3.02(first paragraph), 3.03, 3.05, 3.08, 3.09, 3.10, 3.12, 3.13, and
          3.18.

     (d) The amount limitations in Section 7.04(b) will not apply to GBM claims for breach of representations and warranties in Sections 4.01, 4.02 (first paragraph), 4.03, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10, and
          4.12.

7.5 Procedure For Indemnification: Third Party Claims.

     (a) Promptly after receipt by an Indemnitee under Section 7.01 and 7.03, of notice of the commencement of any proceeding against it by a third party, such Indemnitee will, if a claim is to be made or indemnification under any such Section, give notice to the indemnifying party (the "Indemnitor") of the commencement of such claim, but the failure to notify the Indemnitor will not relieve the Indemnitor of any liability that it may have to any Indemnitee, except to the extent that the Indemnitor demonstrates that the defense of such action has been prejudiced by the Indemnitee's failure to give such notice.

     (b) If any proceeding referred to in this Section 7.05 is brought against an Indemnitee and it gives notice to the Indemnitor of the commencement of such proceeding, the Indemnitor will be entitled to participate in such proceeding and, to the extent that it wishes to assume the defense of such proceeding with counsel reasonably satisfactory to the Indemnitee and, after notice from the Indemnitor to the Indemnitee of its election to assume the defense of such proceeding, the Indemnitor will not, as long as it diligently conducts such defense, be liable to the Indemnitee under Section 7.05 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the Indemnitee in connection with the defense of such proceeding, other than reasonable costs of investigation.

     (c)  If the Indemnitor assumes the defense of a proceeding,
          (i) no compromise or settlement of such claims may be effected by the Indemnitor without the Indemnitee's consent which shall not be unreasonably withheld or untimely delayed, unless (a) there is no finding or admission of any violation of legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnitee, and (b) the sole relief provided is monetary damages or other consideration to be paid or satisfied in full by the Indemnitor; and
          (ii) the Indemnitee will have no liability with respect to any compromise or settlement of such claims effected without its consent which shall not be unreasonably withheld or untimely delayed.

     (d) If notice is given to an Indemnitor of the commencement of any proceeding and the Indemnitor does not, within ten (10) days after the Indemnitee's notice is given, give notice to the Indemnitee of its election to assume the defense of such proceeding, the Indemnitor will be bound by any determination made in such proceeding or any compromise or settlement effected by the Indemnitee.

7.6  Procedure  for   Indemnification:   Other  Claims.

A claim for indemnification for any matter not involving a third-party claim may be asserted by written notice to the party from whom indemnification is sought describing in reasonable detail the basis for such claim and presenting all available documentation with respect thereto.

7.7 Payment of Indemnification.

Claims for indemnification under this ARTICLE VII shall be paid or otherwise satisfied by the indemnitor within thirty (30) days after notice thereof is given by the Indemnitee.

                            ARTICLE VIII. TERMINATION

8.1   Termination  Events.

This Agreement may be terminated and the transactions contemplated hereby may be abandoned, but not later than the Closing Date:

     (a)  by mutual written consent of CCI and GBM;

     (b) by CCI, in its sole discretion, if any of the representations or warranties of GBM contained herein are not in all material respects true, accurate and complete as of the applicable date, or if GBM breaches any covenant or agreement contained herein;

     (c) by GBM, in its sole discretion, if any of the representations or warranties of CCI contained herein are not in all material respects true, accurate and complete as of the applicable date, or if CCI breaches any covenant or agreement contained herein;

     (d) by either Party, if the Closing has not taken place on or before December 15, 1999, unless: (a) the Parties mutually agree to extend the deadline for Closing; or (b) the failure to consummate the Closing on or prior to such date is solely due to such Party's fault.

8.2  Effect  of  Termination.

In the event of a termination of this Agreement pursuant to Section 8.01, above, written notice thereof shall promptly be given to the other Party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by the other Party hereto. Notwithstanding such termination, each Party shall have the right to seek damages in the event of a breach by the other party of its obligations under this Agreement.

8.3 Survival of Certain Provisions.

Notwithstanding anything to the contrary contained herein, the respective obligations of the Parties pursuant to Sections 3.19, 4.04, 9.07 and 9.16, hereof, shall survive the termination of this Agreement.

                         ARTICLE IX. GENERAL PROVISIONS

9.1 Notices.

Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight international courier service, air-mailed or sent by graphic scanning or other telegraphic communication equipment available to both, the sending Party and the receiving Party, as follows:

If to GBM:
               GENERAL BUSINESS MACHINES CORPORATION ("GBM")
               GBM Building, Paseo Colon
               San Jose Costa Rica
               Attention: Mr. Alfredo Darquea Sevilla, C.F.O.
               Tel: (506) 256-2200
               Fax: (506) 223-9532

With a copy to:
               Dr. Ernesto Cruz, General Counsel
               848 Brickell Avenue, Suite 800
               Miami, Florida 33131, U.S.A.
               Tel: (305) 789-7019
               Fax: (305) 374-7553

If to PURCHASER:
               CONVERGENCE COMMUNICATIONS INCORPORATED ("CCI")
               102 West 500 South, Suite 320
               Salt Lake City, State of Utah 84101, U.S.A.
               Attention: Mr. Troy D'Ambrosio, Senior Vice-President
               Tel: (801) 328-5618
               Fax: (801) 532-6060

With a copy to:
               Mr. Gaston Acosta-Rua
               THE FONDELEC GROUP INC.
               333 Ludlow Street
               Stamford, Connecticut 06902, U.S.A.
               Tel: (203) 326-4750
               Fax: (203) 326-4578

And to:
               Mr. Luis Alonso Medina
               JAIME, MEDINA, MINERO & ASOCIADOS
               Calle y Colonia Roma, No. 23
               San Salvador, El Salvador
               Tel: (503) 298-1671; 298-1701
               Fax: (503) 224-3679

All notices and other communications given to either Party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment available to both the sender and the receiver, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such Party as provided in this Section 9.01, or in accordance with the latest unrevised direction from such Party given in accordance with this Section.

9.2   Entire  Agreement.

This Agreement, including its Exhibits and Schedules, and Ancillary Agreements constitute the entire agreement between the Parties relative to the acquisition of GBnet and supersedes any written or verbal, previous or contemporaneous agreements between the Parties with respect to the acquisition of GBnet or the transactions contemplated herein, which are hereby superseded by this Agreement, its Exhibits and Schedules and Ancillary Agreements, including without limitation that certain Heads of Agreement dated August 24, 1999, by and among CCI, GBM and FondElec Group Inc.

Each of the Parties hereto hereby acknowledges and agrees that each of them has been advised by counsel during the course of negotiations and had significant input in the development of this Agreement and this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting, nor shall this Agreement be interpreted as favoring any party with regard to any preemption or rule requiring construction against the party causing this Agreement to be drafted.

9.3  Covenants Against Unfair Competition.

     (a)  GBM Covenants to CCI. GBM agrees that for a continuous  period of four
          (4) years, beginning on the date hereof:
          (i) will not, directly or indirectly, engage in any of the countries of the GBnet Region in any business activity that directly competes with the business of GBnet or the GBnet Subsidiaries as it exists on the Closing Date, that is, the provision to third parties of data transmission, telephone internet access, direct broadcast satellite systems, point to point, or point to multipoint, multichannel distribution systems, master antenna television systems, community antenna, vareline or other type of franchise hardwire or wireless cable television system which provides voice, video or data services.
          (ii) GBM shall not, directly or indirectly, for itself or on behalf of or in conjunction with any Person: (a) Divert or attempt to divert business or customers of GBnet or the GBnet Subsidiaries by soliciting, negotiating or transacting any business which is the same as or similar to the GBnet business with any customer of GBnet or of the GBnet Subsidiaries; (b) Engage in any other acts which directly or indirectly affect, circumvent, compromise or undermine GBnet's relationship with any GBnet customer; (c) Disclose to any competitor of GBnet the identity of any GBnet customers.

     (b) CCI's Covenants to GBM. CCI hereby agrees that for a continuous period of four (4) years, beginning on the Closing Date, neither CCI, GBnet, any of the GBnet Subsidiaries, or any Affiliates thereof:
          (i) Shall, directly or indirectly, for itself or on behalf of or in conjunction with any Person, engage in any of the countries of the Region in any business activity that directly or indirectly
               (a) competes with the GBM Business, as conducted by GBM, directly or indirectly through the GBM Subsidiaries, as of the Closing Date; divert or attempt to divert business or customers of GBM or its Subsidiaries, by soliciting, negotiating or transacting any business which is similar to the GBM business; (c) engage in any other acts which directly or indirectly affect, circumvent, compromise or undermine GBM's or its Subsidiaries' relationship with any of its customers; (d) disclose to any competitor of GBM the identity of any GBM customers.
          (ii) Shall employ or offer employment to any person who, on the date hereof or within the three (3) years immediately preceding the date of execution of this Agreement, is or has been an employee, officer or director of GBM, its Subsidiaries or Affiliates, unless GBM express consents in writing to such employment, except for the Employees to be Retained.

The Parties agree and acknowledge that the restrictions contained in this Section are reasonable in scope and duration and are necessary to protect each Party's rights. Each of the Parties agree and acknowledge that upon breach of any provision of this Section by the other Party, the non-breaching Party shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which the non-breaching Party may have in law or in contract, including, without limitation, the right to seek monetary damages.

9.4  Survival  of  Representations,   Warranties,  and  Covenants.

All covenants, agreements, representations and warranties made by CCI and GBM in this Agreement, or in certificates or other documents, prepared or delivered in connection with this Agreement, shall be considered to have been relied upon by each of the Parties and shall survive the execution and delivery of this Agreement or such certificate or other document for a period of four (4) years from the date hereof, except as provided in Section 7.03 hereof.

9.5  Assignment.

This Agreement and the rights hereunder or under the Ancillary Agreements shall not be assignable or transferable by either Party without the prior written consent of the other Party hereto; provided that CCI's consent, written or otherwise, will not be required for the transfer, assignment or endorsement of the Promissory Notes or the Pledge Agreement by GBM.

9.6   No  Third-Party  Beneficiaries.

This Agreement is for the sole benefit of the Parties hereto and their permitted assignees and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties hereto and such assignees, any legal or equitable rights hereunder.

9.7 Expenses.

All costs and expenses incurred in connection with this Agreement, the Ancillary Agreements and the Supplementary Agreements and the transactions contemplated hereby and thereby, shall be paid by the Party incurring such costs or expenses. All stamp and other transfer taxes which may be payable in respect of the execution and delivery of this Agreement, the Ancillary Agreements or the transfer of the GBnet Shares to CCI shall be borne by CCI, except for income taxes or capital gain taxes which legally may be applicable to GBM. CCI further agrees to indemnify GBM from and hold it harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution or delivery of this Agreement, the Ancillary Agreements or the transfer of the GBnet Shares to CCI

The provisions of this Section 9.07 shall remain operative and in full force and effect regardless of the consummation of the transactions contemplated herein or in any Ancillary Agreement, or the invalidity or unenforceability of any term or provision of this Agreement, any Ancillary Agreement or any other agreements related hereto or thereto. All amounts due under this under this Section shall be payable on written demand therefor.

         9.8 Applicable Law. This Agreement, the Ancillary Agreements and any other agreements and documents delivered by the Parties and related hereto or thereto, shall be governed by and construed in accordance with the internal laws of the State of Florida applicable to agreements made and to be performed entirely within Florida, without regard to the conflicts of law principles of such State.

9.9 Waivers; Amendments.

     (a) No failure or delay by the Parties in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by CCI and GBM.


9.10  Waiver  of  Jury  Trial.

EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE ANCILLARY AGREEMENTS, OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH. EACH PARTY HERETO
(1), CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2), ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.11  Severability.

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.12 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

9.13  Headings.

Section headings used herein are for convenience of reference only, are not part of this Agreement, and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

9.14  Conciliation  of Disputes.

In the event there is a dispute under any of the Transaction Documents, other than any of the Ancillary Agreements, the Parties will meet with one another and diligently attempt to resolve their disagreements. If they are unable to do so, then upon request of any Party to the dispute, they will conciliate the dispute, utilizing a single conciliator pursuant to the ICC Rules of Optional Conciliation in a proceeding to take place in Miami, Florida, and carried out in the English language. If, after thirty (30) calendar days, the mediation is not successful, then the Parties would be free to bring any action in law or in equity they deemed appropriate to protect their interests. The provisions of this Section shall not apply to any actions or proceedings for non-payment of sums due, or otherwise, under the Ancillary Agreements.

9.15   Jurisdiction; Consent to Service of Process.

     (a) Both of the Parties hereto, CCI and GBM, hereby irrevocably and unconditionally submit, for themselves and their property, to the jurisdiction of any court of the State of Florida sifting in Miami-Dade County, Florida, or any Federal court of the United States of America sifting in the Southern District of the State of Florida, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement or any Ancillary Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such State of Florida court. or Federal court. It shall be a condition precedent to each Party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in such State of Florida court or, to the extent permitted by law, in such Federal court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each of such State of Florida court and such Federal court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court of competent jurisdiction. No Party to this Agreement may move to (1) transfer any such suit, action or proceeding from such State of Florida court or any Federal court of the United States of America sifting in the State of Florida, to another jurisdiction, (2) consolidate any such suit, action or proceeding brought in such State of Florida court or Federal court with a suit, action or proceeding in another jurisdiction or (3) dismiss any such suit or proceeding brought in such State of Florida court or any Federal court of the United States of America sifting in the State of Florida, for the purpose of bringing the same in another jurisdiction. Each Party agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

     (b) CCI and GBM each hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Ancillary Agreements in any State of Florida court sifting in Miami-Dade County, Florida, or any Federal court sifting in the State of Florida. CCI and GBIVI hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Party. (c) Each of the Parties, CCI and GBM, hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01 hereof; nothing in this Agreement will affect the right of either Party to this Agreement to serve process in any other manner permitted by law.

9.16  Confidentiality; Publicity.

Each  of  the  Parties   agrees  that  their   undertakings   to  preserve   the
confidentiality of information, and to use such information only for the specific purposes of this Agreement, as set out in that certain Non Disclosure and Confidentiality Agreement between CCI and GBM, dated the 28th of January, 1999, attached hereto as Exhibit 1, shall continue in full force and effect and apply to any and all information exchanged in furtherance of the acquisition of GBnet and otherwise pursuant to this Agreement or any other agreements referred to herein.

CCI and GBM agree that no public release, announcement or other form of publicity concerning the transactions contemplated hereby, and under the Ancillary Agreements or any other agreements referred to herein, shall be issued by either Party, without the prior written consent of the other Party, except as such release or announcement may be required by applicable local or foreign law, rules or regulations of any Government Authority.

9.17 Consequential Damages.

Neither GBM nor CCI shall be liable to any Person for any consequential, incidental, special or punitive damages arising out of or in connection with this Agreement, the Ancillary Agreements or any other agreements referred to herein.

9.18     Time Of  Essence.

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

          PURCHASER:
          CONVERGENCE COMMUNICATIONS, INC. ("CCI")
          A State of Nevada Corporation

          By:     /s/
          Name:   Troy D'Ambrosio
          Title:  Sr. Vice President
          Place:  Miami, Florida, United States of America

          GBM:
          GENERAL BUSINESS MACHINES CORPORATION ("GBM")
          A British Virgin Islands international business company.

          By:     /s/
          Name:   Armando Gonzalez
          Title:  President and C.E.O.
          Place:  Miami, Florida, United States of America